March 13, 2002

Robert W. Fiondella
Hartford, Connecticut

This letter (the "Letter") will clarify the intent of certain  provisions of the
Change in Control  Agreement  (the  "Agreement")  dated November 6, 2000 and the
Severance Letter of Agreement (the "Contract") dated December 20, 2000.

It was not intended that the Executive be precluded  from receiving the benefits of the  Agreement  or the  Contract  if he or she  elected  to retire  under the
Company's  retirement  plans,  provided  other  change in control  or  severance triggers had occurred.

We also want to clarify  the intent of Section  4(a)(i)(D)(1)  of the  Agreement which reads in part ". . . .and achieved the age that he/she would have achieved at the end of such . . . . year  period." In addition to  computing  the benefit payable under the Agreement, this age modification will apply to the calculation
of  any  benefits  that  the   Executive   might  receive  under  the  Company's
Supplemental Executive Retirement Plan, including benefits which might otherwise be payable under the Employee Pension Plan.

                           Carl T. Chadburn
                           Executive Vice President